UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 3, 2009
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston,
Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Exterran Holdings, Inc. (“we” or “our”) is filing this Current Report on Form 8-K to conform our consolidated historical financial statements to reflect our adoption as of January 1, 2009 of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards that are applied retrospectively for all periods presented. Following adoption of SFAS No. 160, we have retrospectively changed the classification and presentation of noncontrolling interest, previously referred to as minority interest. The adoption of SFAS No. 160 had no effect on our net income attributable to controlling interests, earnings per share, cash flow or any asset or liability account.
We are filing this Current Report on Form 8-K to reflect the impact of this change so we may incorporate these financial statements by reference in future filings with the Securities and Exchange Commission.
Included in Exhibit 99.1 is our historical consolidated financial information as of December 31, 2008 and 2007 and for the three years ended December 31, 2008, 2007 and 2006 presented in accordance with the requirements of SFAS No. 160. In addition to the financial statements, we have conformed the disclosures that appear in the “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2008 (“10-K”) (originally filed on February 26, 2009) to reflect the adoption of SFAS No. 160. We have also included the “Controls and Procedures” section from our 10-K because the Report of Independent Registered Public Accounting Firm regarding internal control over financial reporting references that item. We have not updated any of the disclosures for events that have taken place after the filing of our annual report on Form 10-K. This current report should be read in conjuction with the portions of our 10-K that have not been updated herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
99.1	Updated financial information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
June 3, 2009	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
99.1	Updated financial information